As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUNKO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	35-2593276
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2802 Wetmore Avenue
Everett, Washington 98201
Telephone: (425) 783-3616
(Address of principal executive offices) (Zip code)

Funko, Inc. 2019 Incentive Award Plan
Funko, Inc. 2024 Inducement Award Plan
(Full title of the plans)

Tracy D. Daw
Chief Legal Officer and Secretary
Funko, Inc.
2802 Wetmore Avenue
Everett, Washington 98201
Telephone: (425) 783-3616
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
With copies to:
Benjamin Cohen
Jenna Cooper
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 2,031,117 shares of the Registrant’s Class A common stock to be issued pursuant to the Funko, Inc. 2019 Incentive Award Plan (the “2019 Plan”) for which registration statements of the Registrant on Form S-8 are effective and (ii) an additional 1,224,705 shares of the Registrant’s Class A common stock to be issued pursuant to the Funko, Inc. 2024 Inducement Award Plan, as amended (the “Inducement Plan” and together with the “2019 Plan,” the “Plans”) for which a registration statement of the Registrant on Form S-8 is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
    The contents of Registration Statements on Form S-8 (File Nos. 333-270186, 333-234456, 333-266175, 333-277757, 333-285793 and 333-279278), filed with the Commission, relating to the Plans, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated November 1, 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-221390) filed on November 7, 2017)

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Funko, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274) filed on August 3. 2023).

4.3
Amended and Restated Bylaws of the Registrant, dated December 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38274) filed on December 26, 2023)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38274), filed on June 27, 2019).

99.1.1
Form of Option Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.2
Form of Restricted Stock Unit Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.3
Form of Director Option Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.4
Form of Director Restricted Stock Unit Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.5
Form of Restricted Stock Unit Award Agreement for U.K. Employees under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 4, 2022).

99.1.6
Form of Option Award Agreement for U.K. Employees under the Funko, Inc. 2019 Incentive Award Plan. (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 4, 2022).

99.1.7
Form of Performance Stock Unit Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K (File No. 001-38274), filed on March 1, 2023)

99.1.8
Form of Performance Stock Unit Award Agreement for UK Employees under the Funko, Inc. 2019 Incentive Award Plan (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K (File No. 001-38274), filed on March 1, 2023)

99.2	Funko, Inc. 2024 Inducement Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-38274), filed on May 9, 2024)

99.2.1*	Amendment No. 1 to Funko, Inc. 2024 Inducement Award Plan

99.2.2
Form of Stock Option Grant Notice and Stock Option Agreement under the 2024 Inducement Award Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-38274), filed on May 9, 2024)

99.2.3
Form of Restricted Stock Unit Grant Notice under 2024 Inducement Award Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-38274), filed on May 9, 2024)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on March 12, 2026.
                                    FUNKO, INC.

By:	/s/ Yves Le Pendeven
Yves Le Pendeven
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Yves Le Pendeven and Tracy Daw, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Josh Simon	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2026
Josh Simon

/s/ Yves Le Pendeven	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2026
Yves Le Pendeven

/s/ Charles Denson	Chairman of the Board and Director	March 12, 2026
Charles Denson

/s/ Reed Duchscher	Director	March 12, 2026
Reed Duchscher

/s/ Trevor Edwards	Director	March 12, 2026
Trevor Edwards

/s/ Jason Harinstein	Director	March 12, 2026
Jason Harinstein

/s/ Diane Irvine	Director	March 12, 2026
Diane Irvine

/s/ Jesse Jacobs	Director	March 12, 2026
Jesse Jacobs

/s/ Michael Kerns	Director	March 12, 2026
Michael Kerns

/s/ Sarah Kirshbaum Levy	Director	March 12, 2026
Sarah Kirshbaum Levy